Exihbit 10.2

COLLATERAL AGENCY AGREEMENT

among

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

and

EACH OF THE HOLDERS OF NOTES OF ZAZA ENERGY

CORPORATION

DATED AS OF FEBRUARY 21, 2012

Schedule I - Addresses of Obligors

i

COLLATERAL AGENCY AGREEMENT

This COLLATERAL AGENCY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made as of February 21, 2012, among (i) U.S. Bank National Association, a national banking association (in its individual capacity, “U.S. Bank” and in its capacity as collateral agent for the Noteholders or the Secured Parties (each as defined below), the “Collateral Agent”), and (ii) each of the Purchasers party hereto and each Additional Purchaser that becomes a party hereto in accordance with Section 15(d) hereof (together with their respective successors and assigns as holders of Notes, the “Noteholders” and, together with the Collateral Agent, collectively, the “Secured Parties”), and is acknowledged and consented to by ZaZa Energy Corporation, a Delaware corporation (the “Company”) and the subsidiaries of the Company listed on the signature pages to the Acknowledgment of and Consent and Agreement to Collateral Agency Agreement (the “Acknowledgment”) appended to this Agreement (each, a “Guarantor” and collectively, the “Guarantors” and together with the Company, collectively, the “Obligors” and individually, each an “Obligor”).

RECITALS

A. Reference is made to that certain Securities Purchase Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Securities Purchase Agreement”), by and among the Company and the Purchasers named therein, pursuant to which, subject to the terms and conditions set forth therein, the Company is issuing the Notes (as defined below) to such Purchasers.

B. Reference is also made to that certain Guaranty Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty Agreement”) by each Guarantor, and each additional Person that hereinafter executes a joinder thereto, in favor of the Purchasers, pursuant to which such Persons are, among other things, agreeing to guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Guaranty Agreement).

D. The Purchasers have agreed to purchase the Notes as provided in the Securities Purchase Agreement, the Notes, the Guaranty Agreement, but only upon the condition, among others, that the Obligors grant to the Collateral Agent, for the benefit of the Noteholders, as security for the Obligors’ obligations to the Noteholders and the Collateral Agent under or in respect of the Securities Purchase Agreement, the Notes, the Guaranty Agreement and the other Transaction Documents, a perfected lien on, and security interest in, all of the Obligors real and personal property, including, without limitation, the Collateral (as defined below).

G. Pursuant to the Collateral Documents (as defined in the Securities Purchase Agreement), the Obligors will grant valid liens on and security interests in the Collateral to the Collateral Agent, for the benefit of the Secured Parties.

H. The Noteholders desire that U.S. Bank act as the collateral agent for and on behalf of all of the Secured Parties regarding the Collateral, all as more fully provided herein; and the Collateral Agent and the Noteholders have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Noteholders regarding their pari passu interests in the Collateral.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent and the Noteholders agree as follows:

1.	DEFINED TERMS.

All capitalized terms used herein and in the Acknowledgment and not defined herein or therein have the respective meanings ascribed thereto in the Securities Purchase Agreement. As used in this Agreement, and unless the context requires a different meaning, the following terms have the respective meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined.

Acknowledgment – has the meaning specified for such term in the Preamble hereto.

Actionable Default – the existence and continuance of any Event of Default (as such term is defined in the Securities Purchase Agreement) beyond any grace period in respect thereof provided in the Securities Purchase Agreement or the acceleration of the maturity of the Notes.

Additional Purchasers – means, collectively, O-CAP Offshore Master Fund, L.P., O-CAP Partners, L.P., Capital Ventures International, Talara Master Fund, Ltd., Blackwell Partners, LLC, Permal Talara Ltd., Winmill Investments LLC and any other permitted transferee of any Notes.

Agent Professionals – means attorneys, legal counsel, accountants, appraisers, business valuation experts, environmental engineers, turnaround consultants, or other professionals or experts at any time retained by the Collateral Agent in the discharge of its duties hereunder or under any of the Collateral Documents.

Agent-Related Persons – means U.S. Bank, in its capacity as Collateral Agent, and any successor Collateral Agent, and any co-agents or separate agents appointed by the Collateral Agent pursuant to Section 5, together with their respective Affiliates, and the officers, directors, employees, representatives, agents and Agent Professionals of such Persons and Affiliates.

Agreement – has the meaning specified for such term in the Preamble hereto.

Collateral Agent – has the meaning specified for such term in the Preamble hereto.

Company – has the meaning specified for such term in the Preamble hereto.

Enforcement Notice – means a written notice given by the Required Noteholders to the Collateral Agent (a) stating that an Actionable Default exists and (b) setting forth instructions from such Required Noteholders to the Collateral Agent to exercise all or any such rights, powers and remedies as are available to the Collateral Agent and the Noteholders under the Collateral Documents.

Guarantors – has the meaning specified for such term in the Preamble hereto.

Guaranty Agreement – has the meaning specified for such term in Recital B hereto.

Noteholder Obligations – means and includes all present and future indebtedness, obligations and liabilities of every kind and nature of any Obligor from time to time owed to any holder of Notes (in its capacity as such) arising from, evidenced by or relating to the Securities Purchase Agreement, the Notes, the Guaranty Agreement or any other Transaction Document.

Noteholders – has the meaning specified for such term in the Preamble hereto.

Notes – has the meaning specified for such term in the Securities Purchase Agreement.

Obligors – has the meaning specified for such term in the Preamble hereto.

Opinion of Counsel – an opinion of counsel (which may from time to time serve as counsel for any or all of the Obligors, for the Collateral Agent or for any Noteholder and which shall not be an employee of any Obligor), which opinion is in form, scope and content reasonably satisfactory to the Collateral Agent.

Permitted Investments – means, as to any Person, (a) securities issued by or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than thirteen months from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within thirteen months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) dollar denominated time deposits, certificates of deposit and bankers acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than thirteen months from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than thirteen months after the date of acquisition by such Person, and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

Purchasers – means MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP.

Required Noteholders – has the meaning specified for such term in the Securities Purchase Agreement.

Secured Parties – has the meaning specified for such term in the Preamble hereto.

Securities Purchase Agreement – has the meaning specified for such term in Recital A hereto.

US Bank– has the meaning specified for such term in the Preamble hereto.

2.	APPOINTMENT.

The Noteholders hereby appoint and designate U.S. Bank as collateral agent on their behalf hereunder and under the Collateral Documents. U.S. Bank hereby accepts such appointment on the terms and conditions set forth herein and acknowledges that it holds the Collateral and acts under the Collateral Documents as agent for and on behalf of the Noteholders. The Noteholders hereby authorize and direct the Collateral Agent to (a) enter into all of the Collateral Documents for and on behalf of and for the benefit of the Secured Parties in accordance with the terms hereof and thereof, (b) exercise such rights and powers under this Agreement or the Collateral Documents, as the case may be, as are specifically granted or delegated to the Collateral Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto or as are customarily and typically exercised by agents performing duties similar to the duties of the Collateral Agent hereunder and under the Collateral Documents, subject, however, to any express limitations set forth herein or in the Collateral Documents, and (c) perform the obligations of the Collateral Agent thereunder. The Noteholders hereby agree to be bound by the provisions of the Collateral Documents. The duties of the Collateral Agent shall be deemed ministerial and administrative in nature, and the Collateral Agent shall not have, by reason of this Agreement or any of the Collateral Documents, a fiduciary relationship with any Noteholder, Obligor or their respective Affiliates. In addition to the foregoing, the Collateral Agent is authorized to open and maintain a deposit account and to make deposits and disbursements as provided by the Collateral Documents. Funds on deposit may be invested in Permitted Investments but only pursuant to written instructions of the Company.

3.	LIMITATIONS ON DUTIES AND ACTIONS OF COLLATERAL AGENT.

The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents to which it is a party. The Collateral Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, excepting only its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. IN THE ABSENCE OF WRITTEN INSTRUCTIONS FROM THE REQUIRED NOTEHOLDERS OR ALL OF THE NOTEHOLDERS, AS THE CASE MAY BE, THE COLLATERAL AGENT SHALL NOT FORECLOSE UPON ANY LIEN WITH RESPECT TO ANY OF THE COLLATERAL OR TAKE ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL OR ANY PART THEREOF.

4.	RECOURSE THROUGH COLLATERAL AGENT; CERTAIN RIGHTS OF SECURED PARTIES AGAINST OBLIGORS; SHARING OF COLLATERAL.

(a)	Recourse Through Collateral Agent.

Each of the Secured Parties acknowledges and agrees that (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to, and shall not, take any action hereunder or under any Collateral Document to which it is a party except upon written instructions from the Required Noteholders or all of the Noteholders, as the case may be in accordance with Section 6(a).

(b)	Certain Rights of Secured Parties.

Nothing contained herein shall restrict (i) the rights of any Noteholder to pursue remedies, by proceedings in law and equity, or to enforce its rights in accordance with the provisions of the Securities Purchase Agreement, to the extent that pursuit of such remedies or enforcement does not relate to the Collateral or interfere with the Collateral Agent’s ability to take action hereunder or under the Collateral Documents or (ii) the rights of any Noteholder to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements.

(c)	Sharing of Collateral.

No Secured Party shall contest the validity, perfection, priority or enforceability of, or seek to avoid, any Lien securing any Noteholder Obligation, and each party hereby agrees to cooperate, at no cost to the Collateral Agent, in the defense of any action contesting the validity, perfection, priority or enforceability of any such Lien. No Noteholder shall have the right to obtain any of the Collateral or the benefit of any Lien on any property of any Obligor solely in respect of Noteholder Obligations owing to such Noteholder or any group of Noteholders comprised of less than all the Noteholders.

5.	CO-AGENTS; COLLATERAL AGENT’S USE OF PROFESSIONALS.

(a)	Co-Agents.

The Collateral Agent shall have power to appoint one or more Persons to act as a co-agent or co-agents, jointly with the Collateral Agent, or to act as a separate agent or separate agents, with respect to all or any part of the Collateral, and to vest in such Person or Persons, in such capacity, such rights, powers, duties and obligations of the Collateral Agent, with the consent of the Required Noteholders (such consent not to be unreasonably withheld or delayed), in any case only as may be necessary or desirable for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located. Absent any specific agreement to the contrary, any co-agent or co-agents or separate agent or separate agents so appointed shall, to the extent applicable, have the rights, powers, obligations and duties of the Collateral Agent hereunder. The Collateral Agent shall not be responsible for the negligence, default or misconduct of any such co-agent or separate agent selected by it with reasonable care nor for any fees or expenses of such co-agent or separate agent.

(b)	Agent Professionals.

The Collateral Agent may employ one or more Agent Professionals to advise or assist it from time to time, but shall not be responsible for the negligence, default or misconduct of any such Agent Professionals selected by it with reasonable care. The Collateral Agent shall be entitled to rely on the advice and statements of Agent Professionals so selected. The Obligors shall pay reasonable remuneration for all services performed by Agent Professionals for the Collateral Agent in the discharge of its duties hereunder and under the Collateral Documents in accordance with Section 11(b) hereof.

6.	INSTRUCTIONS FROM NOTEHOLDERS; ENFORCEMENT NOTICE.

(a)	Instructions from Noteholders.

Unless otherwise excused as provided herein, the Collateral Agent shall act on all written instructions received from the Required Noteholders, with respect to any action to be taken or not to be taken in connection with this Agreement or the Collateral Documents, including, without limitation, actions to be taken in connection with an insolvency proceeding in respect of any Obligor; provided, however, that the Collateral Agent shall act only on written instructions from all Noteholders with respect to the amendment or termination of any Collateral Document or, except as provided in any Collateral Document, any Lien on property of the Obligors granted under any Collateral Document. If the Collateral Agent shall request instructions from the Noteholders with respect to taking any particular action in connection with this Agreement, any of the Collateral Documents or any such Lien, the Collateral Agent shall be entitled to refrain from taking such particular action unless and until it shall have received written instructions from the Required Noteholders or all Noteholders, as the case may be (in which event it shall be required to act in accordance with such written instructions unless otherwise excused as provided herein), and the Collateral Agent shall not incur any liability to any Person for so refraining. Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent taking or not taking any action hereunder or pursuant to or in accordance with the written instructions of such required Noteholders, except for the Collateral Agent’s own gross negligence or wilful misconduct in connection with any action taken or not taken by it, as finally determined by a court of competent jurisdiction. Notwithstanding anything to the contrary contained in this Agreement or any of the Collateral Documents, (i) the failure of the Collateral Agent to take any action shall not constitute gross negligence or wilful misconduct by the Collateral Agent hereunder (A) following a request by the Collateral Agent for the Required Noteholders’ consent to such action and the failure of the Required Noteholders to respond to such request or (B) in the absence of written instructions from the Required Noteholders or all of the Noteholders, as the case may be and (ii) the Collateral Agent shall not be required to take any action that is, in its opinion (which may be, but is not required to be, based on the advice of legal counsel), contrary to applicable law or any of the Collateral Documents or that would, in its reasonable opinion, subject it or any Agent-Related Persons to liability or that would require it to expend or risk its own funds.

(b)	Enforcement Notices.

The Collateral Agent shall, as soon as practicable but in any event, if applicable, within ten (10) Business Days following receipt thereof, furnish to each of the Noteholders:

(i) a copy of each Enforcement Notice received by the Collateral Agent;

(ii) a copy of each certificate or other written notice received by the Collateral Agent rescinding or withdrawing an Enforcement Notice;

(iii) a copy of any written notice or other written communication given or received by the Collateral Agent under any Transaction Document; and

(iv) such other written notices required by the terms of this Agreement to be furnished by or to the Collateral Agent.

Any Enforcement Notice shall be deemed to have been given when actually received by the Collateral Agent and to have been rescinded or withdrawn when the Collateral Agent has actually received from the notifying party a written notice rescinding or withdrawing such Enforcement Notice. Any Enforcement Notice shall be deemed to be outstanding and in effect at all times after such notice has been given until such time, if any, as such notice has been rescinded or withdrawn.

7.	NO RESPONSIBILITY OF COLLATERAL AGENT FOR CERTAIN MATTERS.

The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, information, representations or warranties contained herein or in any Collateral Document or any other Transaction Document except for those made by it herein. The Collateral Agent makes no representation or warranty as to, and is not responsible in any way for: (i) the description, value, location, existence, or condition of any Collateral; (ii) the financial condition of any Obligor or the title of any of the Obligors to any of the Collateral; (iii) the sufficiency of the security afforded by this Agreement or the Collateral Documents or whether registration in respect thereof has been properly effected or maintained; (iv) the validity, genuineness, correctness, perfection, or priority of any Lien with respect to the Collateral; (v) other than in respect of itself as to the Collateral Agent’s representations in Section 15(p) hereof, the validity, proper execution, enforceability, legality, or sufficiency of this Agreement, any Collateral Document or any other Transaction Document or any instrument deposited with the Collateral Agent; (vi) the identity, authority or right of any Obligor or Noteholder executing any document; or (vii) the filing or renewal of any registration of any Collateral Document or any public filing required under applicable law to perfect any of the Collateral Agent’s Liens, for the benefit of the Secured Parties, in any of the Collateral. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Obligor of any of its covenants or obligations hereunder or under any of the other Transaction Documents. In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8.	LIMITED DUTIES OF COLLATERAL AGENT REGARDING COLLATERAL; OPINION OF COUNSEL AND FURTHER ACTS WITH RESPECT TO COLLATERAL.

The Collateral Agent shall not be responsible for insuring any of the Collateral or for the payment of taxes, charges, fines, levies, assessments or for ensuring or protecting the validity, genuineness, correctness, perfection, or priority of any Lien upon any of the Collateral, and shall be indemnified therefor as provided in Section 11. Furthermore, the Collateral Agent shall not be responsible for the maintenance or safeguarding of any Collateral, except as provided in the immediately following sentence when the Collateral Agent has actual possession of any Collateral. The Collateral Agent shall not have any duty to any of the Obligors or the Noteholders with respect to any Collateral, including, without limitation, any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent selected by it with reasonable care, or any income therefrom or for the preservation of rights against prior parties or any other rights pertaining to the Collateral, except as stated in the next succeeding paragraph.

Beyond the exercise of reasonable care in the custody thereof and the duty to account for monies actually received by it, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent with reasonable care. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, or for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

9.	RELIANCE ON WRITINGS.

The Collateral Agent shall be entitled and fully authorized to rely and act, and shall be fully protected in relying and acting, upon any writing, instruction, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or other document believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and statements of the Obligors (including, without limitation, counsel to the Obligors) or the Noteholders. The Collateral Agent shall not have any duty to verify or confirm the content of any writing, instruction, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or other document.

10.	RESIGNATION AND REMOVAL OF COLLATERAL AGENT.

(a)	Resignation or Removal.

The Collateral Agent may at any time resign, effective upon 30 days prior written notice (or such shorter period as may be agreed to by the Required Noteholders and the Collateral Agent) to the Noteholders and the Company, and may be removed for or without cause at any time by the Required Noteholders, effective upon 30 days notice. In the event of any resignation or removal, the Required Noteholders shall have the right to appoint a successor Collateral Agent (which successor Collateral Agent may be one of the Noteholders or a financial institution that is engaged in the provision of agency services in syndicated commercial loan transactions or a trust company that is engaged in the provision of trust services in secured private placement transactions, but, if the Required Noteholders have not appointed a successor Collateral Agent within 30 days after the resigning Collateral Agent’s giving of notice of resignation or its removal, the retiring Collateral Agent shall, at the expense of the Obligors, on behalf of the Noteholders, subject to the above provision regarding the identity and nature of a permissible successor Collateral Agent, either appoint a successor Collateral Agent or apply to the appropriate court to make such appointment. Upon the acceptance of any appointment as a Collateral Agent hereunder by a successor, to be evidenced by the successor Collateral Agent’s execution and delivery to the Company, the Noteholders and the retiring Collateral Agent of a counterpart of this Agreement, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from any further duties and obligations as Collateral Agent, as appropriate, under this Agreement and the Collateral Documents. The payment and indemnity obligations of the Obligors provided for in Section 11 shall survive any such removal or resignation in favor of the retiring Collateral Agent in respect of any matter arising during or after its tenure as Collateral Agent.

(b)	Vesting.

Upon the request of any successor Collateral Agent, at the expense of the Obligors, the Noteholders, the Obligors and the predecessor Collateral Agent shall promptly execute and deliver such instruments, conveyances, and assurances reflecting terms consistent with the terms hereof and the Collateral Documents then in effect for the purpose of more fully and certainly vesting and confirming in such successor Collateral Agent its interest in, and Liens upon, the Collateral and all rights, powers, duties, and obligations of the predecessor Collateral Agent hereunder and under the Collateral Documents, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral subject to the Liens of the Collateral Documents that may then be in its possession.

(c)	Successors.

Any entity into which a Collateral Agent may be amalgamated or merged, or with which it may be consolidated, or any entity resulting from any amalgamation, merger or consolidation to which a Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of a Collateral Agent, as a whole or substantially as a whole, shall be the successor of such Collateral Agent hereunder if legally bound hereby as such successor, without the necessity for execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

11.	FEES; INDEMNITY.

(a)	Fees.

The Obligors shall pay all fees required to be paid to the Collateral Agent under the Fee Schedule attached hereto with respect to this Agreement at the times and in the amounts set forth therein.

(b)	Payment by Obligors.

The Obligors agree, jointly and severally, that they will pay all of the Collateral Agent’s fees for its services hereunder and will pay or reimburse the Collateral Agent upon its request for all expenses, disbursements and advances incurred or made by the Collateral Agent in the administration of its duties hereunder and under any of the Collateral Documents (including, without limitation, reasonable legal fees and expenses and the reasonable compensation of all Agent Professionals, Agent-Related Persons and other advisers, agents or experts employed or retained by the Collateral Agent pursuant to this Agreement). In addition to and without limiting any other protection of the Collateral Agent hereunder or otherwise by law, the Obligors shall, jointly and severally, indemnify the Agent-Related Persons for any and all liabilities, obligations, losses, damages, penalties, actions, claims, demands, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be suffered by, imposed on, incurred by or asserted against any Agent-Related Person, whether groundless or otherwise, howsoever arising from or out of, or in any way related to the subject matter of, this Agreement, any Collateral Document or any of the Collateral or the performance or enforcement of any of the terms of any thereof, including fees and expenses of special counsel; provided that no Obligor shall be liable for any such payment to any Agent-Related Person to the extent the obligation to make such payment has been caused by such Agent-Related Person’s own gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction. All statements from the Collateral Agent or any other Person for obligations owing by the Obligors pursuant to the preceding sentence shall be sent to the Company in the first instance but may thereafter be sent to any Obligor if timely payment is not made. Any amount due under this Section 11(b) and unpaid 10 Business Days after request for such payment will bear interest from the expiration of such 10 Business Days at a rate per annum equal to two percent (2%) above the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York City as its prime rate, payable on demand. If not timely paid by the Company or any or all of the Obligors, at the Collateral Agent’s election all amounts so payable and the interest thereon will be payable out of any assets in the possession of the Collateral Agent and any other Collateral in priority to amounts owing to any and all other parties to this Agreement.

(c)	Survival.

The obligations of the Obligors under this Section 11 shall survive the payment in full of all of the other Noteholder Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement.

12.	COLLATERAL AGENT’S FUNDS NOT AT RISK.

For purposes of clarity, no provision of this Agreement or the Collateral Documents, and no request of any Noteholder or other Person shall require the Collateral Agent to expend or risk any of its own funds, or to take any legal or other action under this Agreement or the Collateral Documents which might, in its reasonable judgment, involve any expense or any financial or other liability unless the Collateral Agent shall be furnished with indemnification acceptable to it, acting reasonably, including the advance of funds sufficient in the judgment of the Collateral Agent to satisfy such liability, costs and expenses.

13.	INDEPENDENT CREDIT DECISIONS.

Each Noteholder acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Noteholder and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Noteholder also acknowledges that it will, independently and without reliance upon either the Collateral Agent or any other Noteholder and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents to which it is a party.

14.	DETERMINATION OF NOTEHOLDERS; SUBSEQUENT NOTEHOLDERS BOUND.

The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness or obligation relating to any Noteholder Obligation as the owner thereof for all purposes hereof unless and until (i) a written notice of the assignment or transfer thereof signed by such payee and (ii) a written acknowledgment agreeing to be bound by the terms hereof and such other documents required by Section 15(d), each signed by the assignee or transferee, and in form reasonably satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness or obligation, shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness or obligation and of any note or notes or other evidences of indebtedness or obligation issued in exchange therefor.

15.	MISCELLANEOUS.

(a)	Notices.

All notices, requests and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy or email (or other facsimile device) with receipt confirmed with respect to telecopy, (c) the Business Day next following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day next following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, telecopy number or email address as provided in the immediately succeeding sentence; provided, however, that if any notice is delivered on a day other than a Business Day, or after 5:00 P.M. (Eastern time) on any Business Day, then such notice shall not be effective until the next Business Day. For purposes hereof, the address of each party hereto and of each Obligor and its facsimile number or email address (until written notice of a change thereof is delivered to the Collateral Agent, each Noteholder and each Obligor) shall be as set forth in Schedule I hereto, or at such other address as such party may specify by written notice to the other parties hereto. Notices to any Person that becomes a holder of Noteholder Obligations after the date hereof shall be given to such address or facsimile number or email address of which such Person shall have given written notice to the Collateral Agent and the Obligors.

(b)	Amendments.

No provision of this Agreement or any Collateral Document may be amended or waived except by a writing signed by the Required Noteholders and the Collateral Agent; provided, however, that any amendment expanding the obligations or liabilities of any Obligor either hereunder or thereunder shall require such Obligor’s consent.

(c)	Conflicts with Collateral Documents and other Transaction Documents.

The Collateral Agent and the Noteholders agree that, if any provision of this Agreement is inconsistent with or contrary to any provisions in any of the Collateral Documents or the other Transaction Documents, the provisions of this Agreement shall prevail as between and among the Collateral Agent and the Noteholders.

(d)	Additional Purchasers; Successors and Assigns.

The parties agree that each Additional Purchaser shall become a party to this Agreement by executing a Joinder Agreement in the form attached hereto as Exhibit A and thereafter shall have all of the rights and obligations of a Noteholder and Secured Party hereunder. This Agreement shall be binding upon, and inure to the benefit of, the Collateral Agent and the Noteholders and their respective successors and assigns and, with respect to the Acknowledgment, the Obligors and their respective successors. If any Noteholder shall assign or transfer the Noteholder Obligations owing to it, it shall promptly so notify the Collateral Agent in writing. No Noteholder which assigns or transfers any Noteholder Obligations owing to it shall assign or transfer its benefits under the Collateral Documents without obtaining from the assignee or transferee and delivering to the Collateral Agent and the Noteholders a joinder agreement and an executed acknowledgment of the assignee or transferee agreeing to be bound by the terms hereof to the same extent as if it had been a Noteholder on the date hereof. Each assignee or transferee of any Noteholder Obligations shall take such Noteholder Obligations subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken or authorized hereunder by each previous holder of such Noteholder Obligations prior to the receipt by the Collateral Agent of written notice of such assignment or transfer; and, except as expressly otherwise provided in such notice, the Collateral Agent shall be entitled to assume conclusively that the assignee or transferee named in such notice shall thereafter be vested with all rights and powers as a Noteholder under this Agreement (and the Collateral Agent may conclusively assume that no Noteholder Obligations have been subject to any assignment or transfer other than transfers of which the Collateral Agent has received such a notice). Upon the written request of any Noteholder or the Company, the Collateral Agent will provide such Noteholder and the Company with copies of any written notices of transfer received pursuant hereto.

(e)	Continuing Effectiveness.

This Agreement shall continue to be effective among the Collateral Agent and the Noteholders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any insolvency law, shall be instituted with respect to any Obligor or any portion of the property or assets of any Obligor, and all actions taken by the Collateral Agent with respect to the Collateral or by the Collateral Agent and the Noteholders with regard to such proceeding shall be determined by the Required Noteholders; provided, however, that nothing herein shall be interpreted to preclude any Noteholder from filing a proof of claim with respect to its Noteholder Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case of bankruptcy, insolvency or similar law in its sole discretion.

(f)	Further Assurances.

Each party and each Obligor agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as necessary or as any Noteholder or the Collateral Agent may reasonably request to carry into effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto the Collateral Agent or any of the other Noteholders its respective rights, powers and remedies hereunder.

(g)	Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement or the Acknowledgment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement or the Acknowledgment by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Agreement or the Acknowledgment.

(h)	Effectiveness.

This Agreement shall become effective immediately upon execution hereof by the Collateral Agent and the Required Noteholders, and upon execution of the Acknowledgment by the Obligors, and shall continue in full force and effect until 91 days following the date upon which all Noteholder Obligations are irrevocably paid and satisfied in full; provided that, if the Noteholder Obligations due and owing to a Noteholder have been paid and satisfied in full, then such Noteholder shall be deemed released from this Agreement without any further action being necessary. Any such released Noteholder shall give the Collateral Agent notice of such release but the failure to give such notice shall not affect such release.

(i)	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(j)	Jurisdiction.

(i) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any of the agreements, documents or instruments delivered in connection herewith or therewith. To the fullest extent permitted by applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(ii) Nothing in this Section 15(j) shall affect the right that the Collateral Agent or any of the Noteholders to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(iii) THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE HOLDERS OF THE NOTES OR THE COLLATERAL AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(k)	Headings; Sections.

Headings of Sections of this Agreement have been included herein for convenience only and should not be considered in interpreting this Agreement. Unless stated otherwise in this Agreement, references in this Agreement to Sections are references to Sections of this Agreement.

(l)	No Implied Beneficiaries.

Nothing in this Agreement (except Section 15(b)), expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than the Noteholders and the Collateral Agent, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation herein contained.

(m)	Severability.

If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case in any jurisdiction, or because it conflicts with any other provision or provisions hereof or with any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to their original intention as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

(n)	Obligations Individual.

The obligations and representations and warranties of the Collateral Agent and each of the Noteholders herein are made by each of them individually. Nothing herein contained shall be construed as creating among the Noteholders, or among the Collateral Agent and the Noteholders, a partnership, joint venture or other joint association.

(o)	No Obligation to Extend Credit.

No provision of this Agreement shall be construed as obligating the Collateral Agent or any Noteholder to advance any monies or otherwise extend credit to any Obligor at any time.

(p)	Representations of Parties.

Each of the Noteholders and the Collateral Agent, severally and not jointly, represents and warrants to the other parties hereto that such party has all requisite power and capacity to execute, deliver and perform this Agreement and that the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(q)	Limitation of Liability Due to Forces Beyond Collateral Agent’s Control.

In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

16.	THIRD PARTY AGREEMENTS.

(a)	Third Party Agreement Agent.

In the event that U.S. Bank ceases, for any reason, to act as the Collateral Agent for the Noteholders hereunder and under the Collateral Documents, U.S. Bank agrees

(i) to continue in force (A) all agreements of the type referred to in Section 5(b)(vii) of the Security Agreement to which it is a party in respect of real property Collateral (the “Collateral Access Agreements”) and (B) all agreements of the type referred to in Sections 3(c) and 5(b) of the Security Agreement which it is a party in respect of each deposit account, securities account or commodities account of any Obligor (the “Control Agreements”, and together with the Collateral Access Agreements, collectively, the “Third Party Agreements”; U.S. Bank, in its capacity as agent solely for purposes of the Third Party Agreements, is referred to herein as the “Third Party Agreement Agent”), and

(ii) while it is acting as the Third Party Agreement Agent, to take such actions under any one or more Third Party Agreements as may be requested in writing by the Required Noteholders, provided that the Third Party Agreement Agent shall be excused from complying with any such request for the same reasons that the Collateral Agent would be excused from taking action in such capacity, as set forth in this Agreement, until the earlier of, (x) the expiration of 180 days after the date U.S. Bank ceases to so act as Collateral Agent for the Noteholders, (y) the payment in full of all Noteholder Obligations and the release of all Liens in favor of the Noteholders or (z) the assignment of U.S. Bank’s rights under each of the Third Party Agreements to a successor Collateral Agent (or other Person acceptable to the Required Noteholders) so that such successor Collateral Agent (or other Person) becomes effectively vested with all rights and remedies held by U.S. Bank under each of the Third Party Agreements.

(b)	Indemnification of Third Party Agreement Agent.

The Third Party Agreement Agent shall be indemnified with respect to the Third Party Agreements to the same extent as the Collateral Agent is indemnified hereunder pursuant to Section 11 with respect to this Agreement.

17.	PARALLEL DEBT.

(a) Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the Noteholders, sums equal to and in the currency of each amount payable by it to each Noteholder under the Transaction Documents as and when that amount falls due for payment under the relevant Transaction Document, or would have fallen due but for any discharge resulting from failure of any Noteholder to take appropriate steps, in insolvency proceedings affecting it, to preserve its entitlement to be paid that amount.

(b) The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Obligors under this Section 17, irrespective of any discharge of the obligation of any Obligor to pay those amounts to any Noteholder resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Noteholder, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by the Obligors to the Collateral Agent under this Section 17 shall be decreased to the extent that the Noteholders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Transaction Documents and any amount due and payable by the Obligors to the Noteholders under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 17.

(d) The rights of the Noteholders to receive payment of amounts payable by the Obligors under the Transaction Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 17. The Company’s obligation under this Section 17 towards the Collateral Agent constitutes a single and separate obligation from any other Debt of the Obligors under the Transaction Documents.

[Remainder of page intentionally left blank; next page is signature page.]

IN WITNESS WHEREOF, the Collateral Agent and the Noteholders have executed or caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

COLLATERAL AGENT:

U.S BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Collateral Agency Agreement]

NOTEHOLDERS:

MSDC ZEC INVESTMENTS, LLC

By:
Name:
Title:

SENATOR SIDECAR MASTER FUND LP

By:
Name:
Title:

[Signature Page to Collateral Agency Agreement]

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT TO

COLLATERAL AGENCY AGREEMENT

Each of the undersigned Obligors, for good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged):

(a)	acknowledges and consents to the terms and conditions of the Collateral Agency Agreement, dated as of February 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement,” capitalized terms used in this Acknowledgment of and Consent and Agreement to Collateral Agency Agreement having the respective meanings assigned to those terms, directly or by reference, in the Collateral Agency Agreement), among U.S. Bank National Association, in its capacity as Collateral Agent, and the noteholders parties thereto, and specifically:

(i)	consents and agrees to be bound by and to perform all of the obligations and agreements of such Obligor set forth in the Collateral Agency Agreement as if it were a party thereto, including, without limitation, the terms set forth in Section 17 thereof; and

(ii)	acknowledges and agrees that it is not a third-party beneficiary of, and has no rights under, the Collateral Agency Agreement; and

(iii)	agrees that all notices and other communications to such Obligor in connection with the Collateral Agency Agreement shall be delivered pursuant to the terms of Section 15(a) of the Collateral Agency Agreement to such Obligor at the address set forth under its name on Schedule I hereto; and

(b)	acknowledges and agrees that additional Obligors may become parties to this Acknowledgment of and Consent and Agreement to Collateral Agency Agreement from time to time by executing a counterpart hereof and delivering the same to the Collateral Agent.

The Company also agrees for good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) to cause each Obligor so to execute and deliver a counterpart of this Acknowledgment of and Consent and Agreement to Collateral Agency Agreement upon such Person becoming an Obligor.

THIS ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT TO COLLATERAL AGENCY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment of and Consent and Agreement to Collateral Agency Agreement to be executed by its duly authorized officer.

COMPANY:

ZAZA ENERGY CORPORATION

By:
Name:
Title:

[Signature Page to Collateral Agency Agreement]

SUBSIDIARY GUARANTORS:

TOREADOR RESOURCES CORPORATION

By:
Name:
Title:

ZAZA ENERGY, LLC

By:
Name:
Title:

ZAZA HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Collateral Agency Agreement]